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                                                                     EXHIBIT 4.2



FRONT

NUMBER                               [LOGO]                               SHARES

GL                         INCORPORATED UNDER THE LAWS
                            OF THE STATE OF DELAWARE

          CLASS A COMMON STOCK                    CLASS A COMMON STOCK

                                                      CUSIP _______
                                              SEE REVERSE SIDE FOR CERTAIN
                                                      DEFINITIONS

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NONASSESSABLE SHARES OF CLASS A COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF ALLERGAN SPECIALTY THERAPEUTICS, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of the certificate properly endorsed.

This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and facsimile signatures of its duly authorized officers.

Dated:

                      ALLERGAN SPECIALTY THERAPEUTICS, INC.
                                 CORPORATE SEAL
                                      1997
                                    DELAWARE

               [SIG]                                        [SIG]


PRESIDENT AND CHIEF EXECUTIVE OFFICER                     SECRETARY

COUNTERSIGN AND REGISTERED:

FIRST CHICAGO TRUST COMPANY OF NEW YORK
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE



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BACK                  ALLERGAN SPECIALTY THERAPEUTICS, INC.

     The Corporation is authorized to issue 6,000,000 shares of Class A Common Stock and 1,000 shares of Class B Common Stock.


     The Corporation will furnish to any stockholder, upon request and without charge, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, so far as the same shall have been fixed, and the authority of the Board of Directors to designate and fix any preferences, rights and limitations of any wholly unissued series. Any such request should be addressed to the Secretary of the Corporation at its principal office.


     THE SHARES OF ALLERGAN SPECIALTY THERAPEUTICS, INC. EVIDENCED HEREBY ARE SUBJECT TO AN OPTION OF ALLERGAN, INC., ITS SUCCESSORS AND ASSIGNS, AS DESCRIBED IN THE RESTATED CERTIFICATE OF INCORPORATION OF ALLERGAN SPECIALTY THERAPEUTICS, INC., TO PURCHASE SUCH SHARES AT A PURCHASE PRICE DETERMINED IN ACCORDANCE WITH ARTICLE FIFTH THEREOF, EXERCISABLE BY NOTICE TO ALLERGAN SPECIALTY THERAPEUTICS, INC. AT ANY TIME DURING THE PERIOD ENDING ON DECEMBER 31, 2002; PROVIDED THAT SUCH DATE WILL BE EXTENDED FOR SUCCESSIVE SIX MONTH PERIODS IF, AS OF ANY JUNE 30 OR DECEMBER 31 BEGINNING WITH JUNE 30, 2001, ALLERGAN SPECIALTY THERAPEUTICS, INC. HAS NOT PAID (OR ACCRUED EXPENSES FOR) AT LEAST 95% OF ALL AVAILABLE FUNDS (AS DEFINED IN THE RESTATED CERTIFICATE OF INCORPORATION) PURSUANT TO THE RESEARCH AND DEVELOPMENT AGREEMENT BETWEEN ALLERGAN SPECIALTY THERAPEUTICS, INC. AND ALLERGAN, INC. NOTWITHSTANDING THE FOREGOING SENTENCE, THE PURCHASE OPTION WILL IN NO EVENT EXPIRE LATER THAN 11:59 P.M. NEW YORK TIME ON THE 90TH DAY AFTER ALLERGAN SPECIALTY THERAPEUTICS, INC. PROVIDES ALLERGAN, INC. WITH A STATEMENT THAT, AS OF THE END OF ANY CALENDAR MONTH, THERE ARE LESS THAN $15 MILLION OF AVAILABLE FUNDS REMAINING. COPIES OF THE RESTATED CERTIFICATE OF INCORPORATION ARE AVAILABLE AT THE PRINCIPAL PLACE OF BUSINESS OF ALLERGAN SPECIALTY THERAPEUTICS, INC. AND WILL BE FURNISHED TO ANY STOCKHOLDER ON REQUEST AND WITHOUT COST.


TEN COM - as tenants in common                  UNIF TRF MIN ACT - _________ Custodian (until age  )
                                                                    (Cust)
TEN ENT - as tenants by the entireties
JT TEN  - as joint tenants with right                              _________ under Uniform Transfers
          of survivorship and not as                                (Minor)
          tenants in common                                        to Minors Act ___________________
                                                                                       (State)

     Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, _________________________ hereby sells, assign and transfer unto
                       (Name of Assignor)

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


--------------------------------------------------------------------------------
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)


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                                                                          Shares
-------------------------------------------------------------------------

of the Class A common stock represented by the within certificate and do hereby irrevocably constitute and appoint

                                                                        Attorney
-----------------------------------------------------------------------
to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________________
                                        X
                                        ----------------------------------------
                                        X
                                        ----------------------------------------

                              Notice: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every



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                                        particular, without alteration or
                                        enlargement or any change whatever.

Signature(s) Guaranteed:


--------------------------------------
THE SIGNATURE(S) MUST BE GUARANTEED BY
AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE
GUARANTEE MEDALLION PROGRAM), PURSUANT
TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.